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                                                             Executed in 6 Parts
                                                            Counterpart No. (  )

                              NATIONAL EQUITY TRUST

                        FORBES SEMICONDUCTOR INDEX TRUST

                            REFERENCE TRUST AGREEMENT


         This Reference Trust Agreement dated December 13, 2000 among Prudential Securities Incorporated, as Depositor and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Equity Trust, Trust Indenture and Agreement" (the "Basic Agreement") dated December 13, 2000. Such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument (the "Indenture").

                                WITNESSETH THAT:
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         In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     Part I.
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                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


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                                    Part II.
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                      SPECIAL TERMS AND CONDITIONS OF TRUST


         The following special terms and conditions are hereby agreed to:

         A. The Trust is denominated National Equity Trust, Forbes Semiconductor Index Trust.

         B. The Units of the Trust shall be subject to a deferred sales charge.

         C. The publicly traded stocks listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in Trust under this Indenture as of the date hereof.

         D. The term "Depositor" shall mean Prudential Securities Incorporated.

         E. The aggregate number of Units referred to in Sections 2.03 and 9.01 of the Basic Agreement is 125,000 as of the date hereof.

         F. A Unit of the Trust is hereby declared initially equal to 1/125,000th of the Trust.

         G. The terms "Computation Day" and "Record Date" shall be on such dates as the Sponsor shall direct.

         H. The term "Distribution Date" shall be on such dates as the Sponsor shall direct.

         I. The term "Termination Date" shall mean April 21, 2004.

         J. The Trustee's Annual Fee shall be $0.90 (per 1,000 Units) for 49,999,999 and below units outstanding $0.84 (per 1,000 Units) on the next 50,000,000 Units, $.78 (per 1,000 Units) on the next 100,000,000 Units and
     $.66 (per 1,000 Units) on Units in excess of 200,000,000 Units. In calculating the Trustee's annual fee, the fee applicable to the number of units outstanding shall apply to all units outstanding.

         K. The Depositor's Portfolio supervisory service fee shall be $0.25 per 1,000 Units.

               [Signatures and acknowledgments on separate pages]



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     The Schedule of Portfolio Securities in Part A of the prospectus included in this Registration Statement for National Equity Trust, Forbes Semiconductor Index Trust is hereby incorporated by reference herein as Schedule A hereto.